UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2005
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
1090 E. Arques Avenue
Sunnyvale, California 94085
(Address of principal executive offices, with zip code)
(408) 991-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Fiscal 2006 Executive Bonus Plan
     On July 26, 2005, the Compensation Committee of the Board of Directors of Trident Microsystems, Inc., a Delaware corporation (the “Company”), approved the terms of the Company’s fiscal 2006 incentive bonus plan for the Company’s executive officers and other Company officers (the “Bonus Plan”). The amount of the total target bonus payable to each executive officer varies based upon the position and responsibilities of the employee, and is set at the beginning of the year as a percentage of such employee’s base annual salary. The total bonus payable to any executive officer shall not exceed two times such officer’s base annual salary.
     Under the Bonus Plan, cash bonuses will be paid to executive officers based upon the Company’s revenue and operating income before taxes for the fiscal year. The performance of executive officers will be measured against established revenue and operating income targets, in accordance with the operating plan for fiscal 2006 approved by the Board of Directors. A portion of the bonus is based upon achievement of operating income targets and a portion is based upon achievement of revenue targets. Achievement of target for each measure represents a performance score of 100%; any increases above or decreases below the target measure results in a increase or decrease, as applicable, in the performance score.
     The Compensation Committee approved the following bonuses payable to executive officers for fiscal 2005:

Name	Fiscal 2005 Bonus Amount

Frank Lin	$431,250

JH Chang	$176,930

John Edmunds	$138,000

Peter Jen	$70,000
     These bonus amounts were approved pursuant to the Bonus Plan and were determined based on the Company’s performance during fiscal 2005 as measured against performance measures for revenue and operating income before taxes established early in fiscal 2005.
     A summary of the Executive Bonus Plan is filed herewith and incorporated herein as exhibit 99.1.
Executive Officer Employment Agreement
     On July 26, 2005, the Compensation Committee approved the payment of an additional $100,000 per annum as an allowance payable to Mr. Frank Lin as compensation for his time spent working at the Company’s offices in Shanghai and Taiwan.
The Compensation Committee also approved the annual base salaries (effective as of July 1, 2005) payable to the Company’s executive officers for fiscal 2006 after a review of performance and competitive market data. The following table sets forth the annual base salary levels:

Name	Fiscal 2006 Salary

Frank Lin	No change

JH Chang	$330,000

John Edmunds	$250,000

Peter Jen	$268,000
Grant of Stock Options
     On July 26, 2005, the Compensation Committee approved the grant of options to purchase shares of the Company’s common stock, exercisable at the fair market value of the common stock on the date of grant, to each of the following executive officers:

Name	Number of Options

Frank Lin	100,000

J.H. Chang	80,000

John Edmunds	50,000

Peter Jen	40,000
     Each stock option grant was made pursuant to the Company’s standard form of stock option agreement, and will vest and become exercisable to the extent of one-third on the first three anniversaries of the date of grant. The vesting of options will be accelerated in full in the event of a merger of Trident with or into another corporation in which the outstanding options are neither assumed nor replaced by equivalent options granted by the successor corporation or a parent or subsidiary of the successor corporation. Each option was granted at a fair market value of $27.98, which was the closing price of the Company’s common stock on the Nasdaq National Market on the date of grant.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit	Description
99.1	Executive Bonus Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT MICROSYSTEMS, INC.
Date: August 1, 2005	/s/ Frank C. Lin
Frank C. Lin
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Executive Bonus Plan.